Exhibit 99.1

AZZ Inc. Issues Fiscal Year 2024 Financial Guidance
Reiterates Fiscal Year 2023 Guidance; Provides Comparative Fiscal Year 2023 Financials Aligned to Continuing Operations

February 16, 2023 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), the leading independent provider of hot-dip galvanizing and coil coating solutions, today announced financial guidance for fiscal year 2024. Fiscal year 2024 refers to the 12-month period beginning March 1, 2023 and ending on February 29, 2024. The Company also provides fiscal year 2023 quarterly comparative financials from continuing operations. The quarterly comparative financials reclassify the operations of the AZZ Infrastructure Solutions (“AIS”) to discontinued operations for the first nine months of fiscal year 2023. Note that on September 30, 2022, AZZ and Fernweh Group LLC (“Fernweh”) closed on the transaction whereby AZZ contributed its AIS segment to AIS Investment Holdings LLC and sold a controlling interest in AIS to Fernweh (“AIS JV”).

Financial Outlook
AZZ reiterates fiscal year 2023 guidance issued on January 9, 2023. In addition, the Company has recast financial information and fiscal year 2023 guidance on a continuing operations basis consistent with the Company's fiscal year 2024 guidance issued herein, in order to provide comparable current year guidance with expected future operations.

	Reiterates Previously Issued FY2023 Guidance	Comparative FY2023 Guidance (Continuing Operations)	FY2024 Guidance (Continuing Operations)(1)
Sales(2)	$1.27—$1.35 billion	$1.27—$1.35 billion	$1.40—$1.55 billion
Adjusted EBITDA(3)	$285—$305 million	$245—$275 million	$300—$325 million
Adjusted Diluted EPS(3)(4)	$4.05—$4.25	$3.20—$3.60	$3.85—$4.35
(1) FY2024 guidance excludes equity income from AZZ’s minority interest in the AIS JV, as the business transitions from a public company to a private company. The AIS JV comprises the Company’s Infrastructure Solutions segment. FY2024 guidance does not include the impact of any potential future acquisitions.

(2) Sales for all guidance presented includes continuing operations only.
(3) Adjusted EBITDA and Adjusted Diluted EPS for previously issued FY2023 guidance includes both continuing operations and discontinued operations.
(4) Adjusted Diluted EPS and adjusted EBITDA for previously issued FY2023 guidance has been adjusted to add back depreciation and amortization related to the Precoat acquisition, as well as acquisition and transaction related expenditures. Comparative FY2023 guidance has been adjusted to add back acquisition and transaction related expenditures. Comparative FY2023 and FY2024 guidance has been adjusted to add back amortization associated with the Company's intangible assets stemming from previous acquisitions.

Tom Ferguson, President and Chief Executive Officer of AZZ, said, “We are optimistic about our business prospects as we conclude fiscal year 2023 and enter fiscal 2024. Our focus in the year ahead will be to drive organic growth and margin enhancements in our Metal Coatings and Precoat Metals segments, with continued focus on market penetration, customer service, quality, and operational excellence. Also, as contemplated in our strategic rationale for the Precoat acquisition, we are eager to increase capacity to meet specific customer demand with the previously announced new coil coating plant near St. Louis, Missouri. We expect capital expenditures for fiscal year 2024 to be in the $80 million range, 30-40% projected for the greenfield plant construction (completion expected in FY25), and the balance allocated to maintenance, productivity, and environmental health & safety. We anticipate strong cash flow generation from earnings to support deleveraging efforts, with a debt reduction target of approximately $100 million resulting in net leverage on trailing adjusted EBITDA of approximately 3.0x by end of fiscal year 2024. Finally, with our strategically aligned metal coatings business at scale, we expect to drive incremental operational productivity and efficiency improvements, while further optimizing our corporate structure. AZZ is the leading pure play hot-dip galvanizing and coil coating company with irreplaceable footprints in our served markets. We generate industry-leading margins, returns and free cash flow. We have access to the capital necessary to sustain our operations, while actively pursuing initiatives to drive future growth and enhance shareholder value. We are excited about the opportunities ahead.”

About AZZ Inc.

AZZ Inc. is the leading independent provider of hot-dip galvanizing and coil coating solutions to a broad range of end-markets. Collectively, our business segments provide sustainable, unmatched metal coating solutions that enhance the longevity and appearance of buildings, products and infrastructure that are essential to everyday life.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” ”could,” “should,” “expects,” “plans,” “will,” “might,” “would,” “projects,” “currently,” “intends,” “outlook,” “forecasts,” “targets,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial, and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date they are made and are subject to risks that could cause them to differ materially from actual results. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the construction markets, industrial markets, and the metal coatings markets. In addition, within each of the markets we serve, our customers and our operations could potentially continue to be adversely impacted by the continuing impact of the COVID-19 pandemic, including governmental issued mandates regarding the same in the jurisdictions in which we operate, sell to or from whom we purchase. We could also experience additional increases in labor costs, components and raw materials, including zinc and natural gas, which are used in our hot-dip galvanizing process; supply-chain vendor delays; customer requested delays of our products or services; delays in additional acquisition opportunities; currency exchange rates; adequacy of financing, availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility, including a prolonged economic downturn or macroeconomic conditions such as inflation or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business, in Part I, Item 1A. Risk Factors, in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022, and other filings with the Securities and Exchange Commission (“SEC”), available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
David Nark, Senior Vice President of Marketing, Communications and Investor Relations
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contacts:
Sandy Martin, Phillip Kupper
Three Part Advisors
(214) 616-2207
www.threepa.com

---Financial tables on the following page---

AZZ INC.
ADJUSTED COMPARATIVE BALANCE SHEETS(1)
(dollars in thousands, except per share data)
(Unaudited)

	February 28,	May 31,	August 31,	November 30,
	2022	2022	2022	2022
Assets
Current assets:
Cash and cash equivalents	$12,082	$97,998	$11,340	$3,290
Accounts receivable (net of allowance for credit losses of $4,716, $4,886, $5,801 and $5,763 as of February 28, 2022, May 31, 2022, August 31, 2022 and November 30, 2022, respectively)	85,106	183,969	193,647	173,341
Inventories:
Raw material	81,022	133,113	137,841	137,100
Work-in-process	840	1,103	1,716	1,763
Finished goods	1,135	3,649	2,887	2,583
Contract assets	2,866	79,484	82,897	78,560
Prepaid expenses and other	1,583	12,205	13,044	9,997
Assets held for sale	235	235	—	—
Current assets of discontinued operations	201,664	208,641	215,068	—
Total current assets	386,533	720,397	658,440	406,634
Property, plant and equipment, net	193,358	454,873	496,125	491,367
Right-of-use assets	13,954	23,937	25,550	24,248
Goodwill	190,391	723,655	736,218	710,246
Intangibles and other assets, net	39,115	553,407	478,284	481,121
Deferred tax assets	3,464	3,144	3,622	3,438
Investment in joint venture	—	—	—	82,420
Non-current assets of discontinued operations	306,212	302,880	186,508	—
Total assets	$1,133,027	$2,782,293	$2,584,747	$2,199,474
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$24,840	$163,143	$158,085	$108,935
Income tax payable	3,828	2,008	11,135	—
Accrued salaries and wages	17,123	19,725	27,294	35,821
Accrued dividends on Series A Preferred Stock	—	—	1,040	4,640
Other accrued liabilities	12,873	46,538	52,512	51,402
Customer deposits	294	393	323	536
Contract liabilities	—	—	1,553	1,022
Lease liability, short-term	3,289	4,972	5,386	5,399
Debt due within one year	—	13,000	13,000	13,000
Current liabilities of discontinued operations	88,283	84,635	79,932	—
Total current liabilities	150,530	334,414	350,260	220,755
Debt due after one year, net	226,484	1,594,777	1,238,170	1,010,648
Lease liability, long-term	11,403	19,626	20,941	19,673
Deferred income taxes	47,672	48,137	29,044	31,879
Other long-term liabilities	5,366	74,803	65,090	64,006
Long-term liabilities of discontinued operations	24,207	22,977	21,621	—
Total liabilities	465,662	2,094,734	1,725,126	1,346,961
Commitments and contingencies
Shareholders’ equity:
Series A Convertible Preferred Stock, $1 par, shares authorized 240; 0 shares issued and outstanding at February 28, 2022 and May 31, 2022, 240 shares issued and outstanding at August 31, 2022 and November 30, 2022	—	—	240	240
Common stock, $1 par, shares authorized 100,000; 24,688, 24,788, 24,862 and 24,876 shares issued and outstanding at February 28, 2022, May 31, 2022, August 31, 2022 and November 30, 2022, respectively	24,688	24,788	24,862	24,876
Capital in excess of par value	85,847	85,432	323,386	325,433
Retained earnings	584,154	604,039	541,203	512,815
Accumulated other comprehensive loss	(27,324)	(26,700)	(30,070)	(10,851)
Total shareholders’ equity	667,365	687,559	859,621	852,513
Total liabilities and shareholders' equity	$1,133,027	$2,782,293	$2,584,747	$2,199,474
(1) The assets and liabilities of AIS have been classified as discontinued operations for all periods presented above to provide historical non-GAAP comparable financial results.

AZZ INC.
ADJUSTED COMPARATIVE STATEMENTS OF OPERATIONS(1)
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Nine Months Ended
	May 31,	August 31,	November 30,	November 30,
	2022(2)	2022	2022	2022
Sales	$207,134	$406,710	$373,301	$987,145
Cost of sales	147,081	305,155	300,219	752,455
Gross margin	60,053	101,555	73,082	234,690

Selling, general and administrative	32,144	37,414	27,689	97,247
Operating income from continuing operations	27,909	64,141	45,393	137,443

Interest expense	7,472	28,144	26,123	61,739
Equity in (earnings) loss of unconsolidated subsidiaries	—	—	(1,006)	(1,006)
Other (income) expense, net	(27)	55	(610)	(582)
Income from continuing operations before income taxes	20,464	35,942	20,886	77,292
Income tax expense	5,111	10,822	2,447	18,380
Net income from continuing operations	15,353	25,120	18,439	58,912
Income from discontinued operations, net of tax(3)	8,724	6,737	1,665	17,126
Loss on disposal of discontinued operations, net of tax(3)	—	(89,427)	(40,646)	(130,073)
Net income (loss) from discontinued operations	8,724	(82,690)	(38,981)	(112,947)
Net income (loss)	24,077	(57,570)	(20,542)	(54,035)
Dividends on Series A Preferred Stock	—	(1,040)	(3,600)	(4,640)
Net income (loss) available to common shareholders	$24,077	$(58,610)	$(24,142)	$(58,675)
Earnings per share:
Basic earnings (loss) per share
Earnings per common share from continuing operations	$0.62	$0.97	$0.60	$2.19
Earnings per common share from discontinued operations	$0.35	$(3.33)	$(1.57)	$(4.55)
Earnings per common share	$0.97	$(2.36)	$(0.97)	$(2.37)
Diluted earnings (loss) per share
Earnings per common share from continuing operations	$0.62	$0.93	$0.59	$2.17
Earnings per common share from discontinued operations	$0.34	$(2.85)	$(1.56)	$(4.52)
Earnings per common share	$0.96	$(1.91)	$(0.97)	$(2.35)
Weighted average common shares outstanding
Basic	24,709	24,836	24,867	24,804
Diluted	25,675	29,059	24,995	24,984

(1) The results of operations of AIS have been classified as discontinued operations for all periods presented above to provide historical non-GAAP comparable financial results.
(2) Precoat Metals was acquired on May 13, 2022 and includes results of operations as of and for the period from May 13, 2022 through May 31, 2022 and for all subsequent periods in the table above.
(3) For the three months ended November 30, 2022, a tax reclass of $596 was subsequently made between "Income from discontinued operations, net of tax" and "Loss on disposal of discontinued operations, net of tax," that is reflected prospectively in the statements of operations.

AZZ INC.
ADJUSTED SEGMENT REPORTING(1)
(dollars in thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	May 31,	August 31,	November 30,	November 30,
	2022	2022	2022	2022
Sales:
Metal Coatings	$163,443	$165,850	$158,274	$487,567
Precoat Metals	43,691	240,860	215,027	499,578
Total sales	$207,134	$406,710	$373,301	$987,145

Adjusted EBITDA(2):
Metal Coatings	53,668	53,028	41,895	148,591
Precoat Metals	9,829	49,583	34,434	93,846
Total segment adjusted EBITDA	$63,497	$102,611	$76,329	$242,437

(1) The sales and adjusted EBITDA related to the AIS segment have been classified as discontinued operations for all periods presented above to provide historical non-GAAP comparable financial results, and therefore, are excluded from the table above.
(2) See the Non-GAAP disclosure section below for a reconciliation between income from continuing operations calculated in accordance with GAAP to adjusted EBITDA.

Non-GAAP Disclosure
In addition to reporting financial results in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), we provided adjusted earnings and adjusted earnings per share, (collectively, the “Adjusted Earnings Measures”), which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency when comparing operating results across a broad spectrum of companies, which provides a more complete understanding of our financial performance, competitive position and prospects for future capital investment and debt reduction. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted earnings and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in our business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP.

Management also provides Adjusted EBITDA, which is a non-GAAP measure. Management defines Adjusted EBITDA as earnings excluding depreciation, amortization, interest, provision for income taxes and acquisition and transaction related expenses. Management believes Adjusted EBITDA is used by investors to analyze operating performance and evaluate the Company's ability to incur and service debt and its capacity for making capital expenditures in the future. Adjusted EBITDA is also useful to investors to help assess the Company's estimated enterprise value. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare the Company's financial results during the periods shown without the effect of each of these adjustments.

Management provides non-GAAP financial measures for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider these measures in addition to, but not instead of or superior to, the Company's financial statements prepared in accordance with GAAP. These non-GAAP financial measures may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Adjusted Earnings and Adjusted Earnings Per Share

The following tables provide a reconciliation for the three months ended May 31, 2022, August 31, 2022 and November 30, 2022 and for the nine months ended November 30, 2022 between the various measures calculated in accordance with GAAP to the Adjusted Earnings Measures (in thousands, except per share data):

AZZ INC.
RECAST RECONCILIATION OF NON-GAAP DISCLOSURES(1)

	Three Months Ended						Nine Months Ended
	May 31, 2022		August 31, 2022		November 30, 2022		November 30, 2022
	Amount	Per Diluted Share(2)	Amount	Per Diluted Share(2)	Amount	Per Diluted Share(2)	Amount	Per Diluted Share(2)
Net income from continuing operations	$15,353		$25,120		$18,439		$58,912
Less: Series A Preferred Stock dividends	—		(1,040)		(3,600)		(4,640)
Net income (loss) from continuing operations available to common shareholders	15,353		24,080		14,839		54,272
Impact of after-tax interest expense for Convertible Notes	547		2,006		—		—
Impact of Series A Preferred Stock dividends	—		1,040		—		—
Net income available to common shareholders and diluted earnings per share from continuing operations	$15,900	$0.62	$27,126	$0.93	$14,839	$0.59	$54,272	$2.17
Adjustments:
Acquisition and transaction related expenditures(3)	12,614	0.49	2,706	0.09	—	—	15,320	0.61
Amortization of intangible assets	3,541	0.14	7,941	0.27	6,133	0.25	17,615	0.70
Subtotal	16,155	0.63	10,647	0.37	6,133	0.25	32,935	1.32
Tax impact(4)	(3,877)	(0.15)	(2,555)	(0.09)	(1,472)	(0.06)	(7,904)	(0.32)
Total adjustments	12,278	0.48	8,092	0.28	4,661	0.19	25,031	1.00
Adjusted earnings and adjusted earnings per share from continuing operations	$28,178	$1.10	$35,218	$1.21	$19,500	$0.78	$79,303	$3.17

(1) The table above presents adjusted earnings and earnings per share for continuing operations; the operations of AIS have been classified as discontinued operations for all periods presented above to provide historical non-GAAP comparable financial results, and therefore, are excluded from the table above.

(2) Earnings per share amounts included in the table above may not sum due to rounding differences. Earnings per share for each quarter do not sum to the year-to-date earnings per share amounts due to the impact of the Convertible Notes and the Series A Preferred Stock, which were dilutive for the three months ended May 31, 2022 and August 31, 2022, but were anti-dilutive for the three and nine months ended November 30, 2022.

(3) Includes Corporate expenses related to the Precoat Metals acquisition, as well as the divestiture of the AZZ Infrastructure Solutions business into the AIS JV.
(4) Tax expense consists of: 21% federal statutory rate and 3% blended state tax rate for all adjustments.

Adjusted EBITDA

The following tables provide a reconciliation for the three months ended May 31, 2022, August 31, 2022 and November 30, 2022 and for the nine months ended November 30, 2022 between the various measures calculated in accordance with GAAP to Adjusted EBITDA (in thousands):

AZZ INC.
RECAST RECONCILIATION OF NON-GAAP DISCLOSURES(1)

	Three Months Ended			Nine Months Ended
	May 31,	August 31,	November 30,	November 30,
	2022	2022	2022	2022
Net income from continuing operations	$15,353	$25,120	$18,439	$58,912
Interest expense	7,472	28,144	26,123	61,739
Income tax (benefit) expense	5,111	10,822	2,447	18,380
Depreciation and amortization	11,973	21,902	21,938	55,813
Acquisition and transaction-related expenditures	12,614	2,706	—	15,320
Adjusted EBITDA from continuing operations	$52,523	$88,694	$68,947	$210,164

(1) The table above presents Adjusted EBITDA for continuing operations; the operations of AIS have been classified as discontinued operations for all periods presented above to provide historical non-GAAP comparable financial results, and therefore, are excluded from the table above.

Adjusted EBITDA by Segment

	Three Months Ended			Nine Months Ended
	May 31,	August 31,	November 30,	November 30,
	2022	2022	2022	2022
Metal Coatings
Net income (loss)	$45,274	$43,586	$32,972	$121,832
Interest Expense	5	7	9	21
Income Tax Expense	—	1,264	689	1,953
Depreciation and Amortization Expense	8,389	8,171	8,225	24,785
Adjusted EBITDA	53,668	53,028	41,895	148,591

Precoat Metals
Net income (loss)	$6,662	$36,324	$21,235	$64,221
Interest Expense	(14)	(70)	(182)	(266)
Income Tax Expense	—	—	—	—
Depreciation and Amortization Expense	3,181	13,329	13,381	29,891
Adjusted EBITDA	9,829	49,583	34,434	93,846

Corporate
Net income (loss)	$(36,583)	$(54,790)	$(35,768)	$(127,141)

Net income from continuing operations	$15,353	$25,120	$18,439	$58,912